Exhibit 3.01
RELIANCE STEEL & ALUMINUM CO.
AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES
     SECTION 1.1. PRINCIPAL EXECUTIVE OFFICE.
     The principal executive office for the transaction of the business of the corporation is hereby fixed and located at 350 South Grand Avenue, Los Angeles, California 90071. The Board of Directors is granted full power and authority to change the principal executive office from one location to another within the County of Los Angeles, California.
     SECTION 1.2. OTHER OFFICES.
     The corporation may have offices at such other places as the Board of Directors may from time to time designate or as the business of the corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     SECTION 2.1. PLACE OF MEETINGS.
     All meetings of shareholders shall be held at the principal executive office of the corporation, or such other place within or without the State of California, which may be designated by the Board of Directors in the notice of such meeting.
     SECTION 2.2. ANNUAL MEETINGS.
     The annual meeting of the shareholders shall be such date and at such time as may be determined by the Board of Directors.
     SECTION 2.3. SPECIAL MEETINGS.
     Special meetings of shareholders, for any purpose or purposes whatsoever, unless otherwise prescribed by statute may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors, or by one or more shareholders holding shares entitled to cast not less than ten percent of the votes at the meeting. Upon receipt of written request submitted to the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Secretary by any person entitled to call a special meeting of shareholders, such officer shall forthwith cause notice to be given to each shareholder entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, which shall be not less than 35 nor more than 60 days after receipt of the request. If such notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting, if entitled to call it, may give such notice. Notices of any special meeting shall state in addition to the place, day and hour of such meeting, the general nature of the business to be transacted and any other items expressly required by the California Corporations Code, and no other business may be transacted.
     SECTION 2.4. NOTICE.
     Written notice of meetings of shareholders shall be given to each shareholder entitled to vote thereat, either personally or by first class mail, or electronically as set forth in the California Corporations Code, or by such other means of written communication, charges prepaid, addressed to the shareholder at such shareholder’s address appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice. If no such address appears or is given, notice shall be deemed to have been given to the shareholder if sent by mail or other means of written communication addressed to the shareholder at the principal executive office of the corporation or if published at least once in a newspaper of general circulation in Los Angeles County, California. Notice by mail shall be deemed to have been given at the time the notice is deposited in the mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to a shareholder or delivered to a common carrier for transmission or actually transmitted to a shareholder. If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States postal service marked to indicate that the United States postal service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. All such notices shall be sent to each shareholder entitled thereto not less than ten nor more than 60 days before such meeting, and shall state the place, day and hour of such meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, or (3) in the case of any meeting at which directors are to be elected, the names of the persons whom the management of the corporation intends to nominate for election as directors at the time of the giving of such notice, and such other matters, if any, as may be required by the provisions of the California Corporations Code or which are proper matter to be presented at the meeting.
     SECTION 2.5. NOTICE OF NOMINATIONS AND SHAREHOLDER BUSINESS.
     (a) Annual Meetings of Shareholders.
     (i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.5(a), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5(a).

     (ii) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.5, the shareholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
     (iii) A shareholder’s notice to the Secretary shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the shareholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, (3) the text of the proposed amendment), (4) the reasons for conducting such business at the meeting and (5) any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below) and (C) as to the shareholder giving the notice and any Shareholder Associated Person:
     (1) the name and address of such shareholder (as they appear on the corporation’s books) and any Shareholder Associated Person; and
     (2) (I) the class or series and number of shares of capital stock of the corporation which are held of record or are beneficially owned by such shareholder, the nominee proposed by the shareholder, as applicable, and by any Shareholder Associated Person with respect to the corporation’s securities and a representation that the shareholder will notify the corporation in writing of the class or series and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (II) a description of any agreement, arrangement or understanding with respect to the nomination between or among such shareholder, the nominee proposed by the shareholder, as applicable, and any Shareholder Associated Person, any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (III) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, the nominee proposed by the shareholder, as applicable, and any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder, proposed nominee, as applicable, or such Shareholder Associated Person, with respect to shares of stock of the corporation and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (IV) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (V) a representation whether the shareholder or the Shareholder Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.
     (b) Special Meetings of Shareholders.
     Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 2.4. Nominations of persons for election to the Board of Directors at a special meeting of shareholders may be made by shareholders only (i) in accordance with Section 2.3 or (ii) if the election of directors is included as business to be brought before a special meeting in the corporation’s notice of meeting, then only by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.5(b), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5(b). The proposal by shareholders of other business to be conducted at a special meeting of shareholders may be made only in accordance with Section 2.3. For nominations to be properly brought by a shareholder before a special meeting of shareholders pursuant to this Section 2.5(b), the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting or the tenth day following the day on which public announcement of the date of the special meeting was first made. A shareholder’s notice to the Secretary shall comply with the notice requirements of Section 2.5(a)(iii).

     (c) General.
     (i) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary the information that is required to be set forth in a shareholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a shareholder to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5. No business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.5, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
     (ii) Without limiting the foregoing provisions of this Section 2.5, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5; provided, however, that any references in these Bylaws to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.5, and compliance with paragraphs (a)(i)(C) and (b) of this Section 2.5 shall be the exclusive means for a shareholder to make nominations or submit other business (other than as provided in the last sentence of this paragraph (c)(ii)). Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.5 other than a nomination shall be deemed satisfied by a shareholder if such shareholder has submitted a proposal to the corporation in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of shareholders.
     For the purposes of this Section 2.5, “Shareholder Associated Person” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and (C) any person controlling, controlled by or under common control with such Shareholder Associated Person.
     For the purposes of this Section 2.5, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended.
     SECTION 2.6. ADJOURNED MEETINGS AND NOTICE THEREOF.
     Any meeting of shareholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are present in person or by proxy, but in the absence of a quorum, no other business may be transacted at any such meeting.
     When any meeting of shareholders, either annual or special, is adjourned for 45 days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.
     SECTION 2.7. ENTRY OF NOTICE.
     Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an affidavit of mailing executed by the Secretary or any Assistant Secretary, entered in the minutes of the meeting, to the effect that notice has been duly given, shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholder as required by law and by the Bylaws of the corporation.
     SECTION 2.8. VOTING.
     At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in such shareholder’s own name on the stock records of the corporation. Such vote may be by voice vote or by ballot, provided, however, that all elections of directors must be by ballot upon demand by a shareholder at any election and before the voting begins. The affirmative vote of the majority of the voting shares present at any meeting of shareholders to which there is a quorum shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Articles of Incorporation or the California Corporations Code. Every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or to distribute such votes on the same principle among as many candidates as such shareholder sees fit. No shareholder, however, shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice, at the meeting prior to the voting, of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.
     SECTION 2.9. QUORUM.
     The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum,
     SECTION 2.10. WAIVER OF NOTICE AND OTHER DEFECTS.
     (a) The transactions of any meeting of shareholders either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be united with the corporate records or made a part of the minutes of the meeting.
     (b) Attendance of a shareholder at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the shareholder objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not, however, a waiver of any right to object to the consideration of matters required by the applicable provisions of the California Corporations Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice or consent to the holding of the meeting or approval of the minutes thereof, except that any approval of shareholders at a meeting, other than unanimous approval by those entitled to vote pursuant to the applicable provisions of the California Corporations Code, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.
     SECTION 2.11. ACTION WITHOUT MEETING.
     (a) Subject to the provisions of Section 603 of the California Corporations Code, any action which, under any provision of the California Corporations Code, may be taken at any a annual or special meeting of shareholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be filed with the Secretary of the corporation after having been signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting to which all shares entitled to vote thereon were present and voted, provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent and notice of the taking of any corporate action so approved shall be given as required by the California

Corporations Code, and (2) except as authorized by the California Corporations Code, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.
     (b) Any written consent may be revoked by a writing received by the Secretary of the corporation prior to the time when written consents of the number of shares required to authorize the proposed action have been filed with the Secretary. Such revocation is effective upon its receipt by the Secretary of the corporation.
     SECTION.2.12. PROXIES.
     Every person entitled to vote shares or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent and filed with the Secretary of the corporation, provided that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed five years from the date of its execution. A proxy may be revoked by a writing delivered to the corporation stating that the proxy is revoked, or by execution of a subsequent proxy or by attendance at any meeting and voting in person by the person executing the proxy, unless the proxy states that it is irrevocable and the proxy is held by a person specified in Section 705(e) of the California Corporations Code in which event it is irrevocable for the period specified therein. In accordance with Section 178 of the California Corporations Code, “proxy” shall mean any written authorization signed or electronic transmission authorized by a shareholder or a shareholder’s attorney-in-fact giving another person or persons the power to vote with respect to the shares owned of record by such shareholder. A proxy shall be deemed to be “signed” if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A proxy may be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the proxy was authorized by the shareholder or by the shareholder’s attorney-in-fact.
ARTICLE III
DIRECTORS
     SECTION 3.1. POWERS.
     Subject to any limitation in the Articles of Incorporation or these Bylaws, and to any provision of the California Corporations Code requiring shareholder authorization or an approval, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.
     SECTION 3.2. NUMBER AND QUALIFICATION OF DIRECTORS.
     The authorized number of directors of the corporation shall not be less than seven nor more than thirteen, with the exact number of directors to be fixed, within the limit specified, by resolution of the Board of Directors.

     SECTION 3.3. PLACE OF MEETINGS.
     Meetings of the Board of Directors shall be held at the principal executive office of the corporation or at such other location as may be designated from time to time by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid wherever held, if held by the written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the corporation.
     SECTION 3.4. ANNUAL MEETINGS.
     The annual meeting of the Board of Directors shall be held within thirty days following the adjournment of each annual meeting of shareholders.
     SECTION 3.5. REGULAR MEETINGS.
     Regular meetings of the Board of Directors shall be held on such dates and times as may be fixed by the Board of Directors. No notice need be given of such regular meetings, provided, however, that notice of any change in the time or place of regular meetings shall be given to all of the directors in the same manner as notice of special meetings of the Board of Directors is given.
     SECTION 3.6. SPECIAL MEETINGS; NOTICE.
     Special meetings of the Board of Directors or any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or any two directors.
     Notice of the time and place of special meetings shall be delivered personally, or by telephone, telegraph, or similar means of communication, to each director at least 48 hours before the meeting, or sent to each director by first-class mail, postage prepaid, addressed to such director at his or her address appearing upon the records of the corporation at least four days before the holding of the meeting. Such notice need not specify the purpose of the meeting.
     SECTION 3.7. WAIVER OF NOTICE AND OTHER DEFECTS.
     The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not given notice signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, or attends the meeting without protesting, prior thereto or at its commencement, the lack of notice of such director. All such waivers, consents and approvals shall be filed with the corporation’s records or made a part of the minute of the meeting.
     SECTION 3.8. QUORUM.
     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act, provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not, except as provided in Section 3.12 of Article III of these Bylaws, transact any business.
     SECTION 3.9. PARTICIPATION BY TELEPHONE.
     Members of the Board of Directors may participate in any meeting of the Board of Directors through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear and be heard by each other.
     SECTION 3.10. ACTION WITHOUT MEETING.
     Any action required or permitted to be taken by the Board of Directors under any provision of the corporation’s Articles of Incorporation, these Bylaws or the California Corporations Code may be taken without a meeting if, prior to or after such action, all members of the Board of Directors shall individually or collectively consent in writing to such action. Any written consent or consents so executed shall be filed with the minutes of proceedings of the Board of Directors.
     SECTION 3.11. ELECTION OF DIRECTORS.
     The directors shall be divided into two classes to serve for terms of two years. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the second annual meeting of shareholders next following the annual meeting at which such director was elected. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of outstanding preferred shares shall have the right voting separately as a class or series, to elect one or more directors of the corporation, the terms of the director or directors elected by those holders shall expire at the next succeeding annual meeting of the shareholders. If the corporation ceases to be a “listed corporation” as defined in the California Corporations Code Section 301.5(d) for any reason, unless the Articles of Incorporation or Bylaws of the corporation provide for the elimination of classes of directors at an earlier date or dates, the Board of Directors of the corporation shall cease to be divided into classes as to each class of directors on the date of the expiration of the term of the directors in that class and the term of each director serving at the time the corporation ceases to be a “listed corporation as defined in the California Corporations Code Section 301.5(d) (and the term of each director elected to fill a vacancy resulting from the death, resignation, or removal of any of those directors) shall continue until its expiration as if the corporation had not ceased to be a “listed corporation” as defined in the California Corporations Code Section 301.5(d).
     SECTION 3.12. VACANCIES.
     (a) A vacancy or vacancies on the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which directors are to be elected, to elect the full authorized number of directors to be elected at that meeting.

     (b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by approval of the Board of Directors or, if the number of directors then in office is less than a quorum, by the unanimous written consent of the directors then in office, the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice under the California Corporations Code, or a sole remaining director; each director so elected shall hold office until his or her successor is elected at a meeting of shareholders and until such director’s successor has been elected and qualified.
     (c) The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the Board of Directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.
     (d) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.
     SECTION 3.13. REMOVAL OF DIRECTORS.
     The entire Board of Directors or any individual director may be removed from office as provided by Section 303 of the California Corporations Code.
     SECTION 3.14. COMPENSATION.
     No stated salary shall be paid directors, as such, for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in an other capacity and receiving compensation therefore. Members of special or standing committees of the Board of Directors may be allowed like compensation for attending committee meetings.
     SECTION 3.15. COMMITTEES.
     The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the corporation, except with respect to (a) the approval of any action requiring shareholders’ approval, (b) the filling of vacancies on the Board of Directors or in any such committee, (c) the fixing of compensation of directors for serving on the Board of Directors or on any such committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable, (f) a distribution to shareholders, as defined in Section 166 of the California Corporations Code, except at a rate or in a periodic amount or within a price range determined by the Board, or (g) the appointment of other committees of the Board of Directors or the members thereof. Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the authorized number of directors and any such committee may be designated an Executive Committee or by such other name as the Board of Directors shall specify. Alternate members of a committee may replace an absent member at any meeting of the committee. The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article III applicable to meetings and actions of the Board of Directors. Minutes shall be kept of every meeting of each such committee and shall be filed with the proceedings of the Board of Directors.
ARTICLE IV
OFFICERS
     SECTION 4.1. OFFICERS.
     The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, and a Chief Financial Officer, and, at the option of the Board of Directors, one or more Assistant Secretaries. The Board of Directors may create such other offices and elect such other officers as the Board of Directors may deem appropriate. All officers shall be elected by, and hold office at the pleasure of, the Board of Directors.
     SECTION 4.2. OFFICERS HOLDING MORE THAN ONE OFFICE.
     Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity unless so authorized by the Board of Directors.
     SECTION 4.3. COMPENSATION AND TENURE OF OFFICE.
     The compensation and tenure of office of all the officers of the corporation shall be fixed by the Board of Directors.
     SECTION 4.4. CHIEF EXECUTIVE OFFICER.
     The Chief Executive Officer, subject to the control of the Board of Directors, shall be the general manager of the corporation and shall have general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in a chief executive office of a corporation and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors.
     SECTION 4.5. PRESIDENT.
     The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, have such powers and duties as may be prescribed from time to time by the Board of Directors.

     SECTION 4.6. VICE PRESIDENT OR VICE PRESIDENTS.
     The Vice President or the Vice Presidents, in the order of their seniority, or, if of equal seniority, then at the discretion of the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Chief Executive Officer, the President or the Board of Directors shall prescribe from time to time.
     SECTION 4.7. SECRETARY.
     The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors; meetings, the number of shares present or represented by proxy at shareholders’ meetings, and the proceedings thereof.
     The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation, a share register showing the names of the shareholders and their addresses, the number of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
     The Secretary shall give, or cause to be given, notice of all annual meetings of shareholders and all special meeting of the Board of Directors required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Chief Executive Officer, the President or the Board of Directors.
     The Assistant Secretary or the Assistant Secretaries, if any, in the order of their seniority, or, if of equal seniority, then at the discretion of the President, shall, in the absence or disability of the Secretary, or in the event of such officer’s refusal to act, perform the duties and exercise the power of the Secretary, and discharge such other duties as may be assigned from time to time by the Chief Executive Officer, the President or the Board of Directors.
     SECTION 4.8. CHIEF FINANCIAL OFFICER.
     The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and share. The books of account shall at all times be open to inspection by any director.
     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors, shall disburse or arrange for the disbursement of the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and the directors, upon their request, an account of all financial transactions and of the financial condition of the corporation, and shall have such other duties as may be prescribed from time to time by the Chief Executive Officer, the President or the Board of Directors.

     SECTION 4.9. CHAIRMAN OF THE BOARD.
     The Board of Directors may elect a Chairman of the Board who shall serve at the pleasure of the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, provide strategic planning for the operation and growth of the corporation and exercise and perform such policy-making and other duties and powers as may be prescribed from time to time by the Board of Directors. Additionally, the Board of Directors may elect one or more vice Chairmen of the Board with such duties and powers as the Board of Directors may from time to time prescribe.
     SECTION 4.10. CHIEF OPERATING OFFICER.
     The Chief Operating Officer of the Company shall, subject to the control of the Board of Directors and Chief Executive Officer, have responsibility for the operations of the corporation and the general powers and duties usually vested in chief operating officer of a corporation and such other powers and duties as may be prescribed from time to time by the Board of Directors.
ARTICLE V
MISCELLANEOUS
     SECTION 5.1. RECORD DATE AND CLOSING OF STOCK BOOKS.
     (a) The Board of Directors may fix a date in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty nor less than ten days prior to the date of the meeting or the event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive a dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date. The Board of Directors may close the register of shares of the corporation against transfers of shares during the whole or any portion of such period.
     (b) If no record date is fixed pursuant to this Section 5.1, the record date for determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares shall be determined in accordance with the provisions of Section 701(b) of the California Corporations Code.
     SECTION 5.2. INSPECTION OF CORPORATE RECORDS.
     (a) Any shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14A with the Securities and Exchange Commission shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders’

names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interests as a shareholder or holder of a voting trust certificate.
     (b) The books of account and records and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board of Directors shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. This right of inspection shall also extend to the records of any subsidiary of the corporation.
     SECTION 5.3. PAYMENTS AND EVIDENCES OF INDEBTEDNESS.
     All checks, drafts or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of, or payable to, the corporation shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.
     SECTION 5.4. ANNUAL REPORT.
     The Board of Directors shall submit or cause to be submitted to the shareholders an annual report of the affairs of the corporation in compliance with Section 1501(a)of the California Corporations Code.
     SECTION 5.5. EXECUTION OF INSTRUMENTS.
     The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract, or execute any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.
     SECTION 5.6. CERTIFICATES OF STOCK.
     Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate assigned in the name of the corporation by the Chairman of the Board or the Vice Chairman or the President or a Vice President, and by the Chief Financial Officer or the Secretary or an Assistant Secretary, certifying to the number of shares owned by such shareholder.

Any or all of the signatures on the certificate may be a facsimile. Prior to the due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.
     SECTION 5.7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS.
     The Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary and any Assistant Secretary of the corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by such officers.
     SECTION 5.8. INSPECTION OF BYLAWS.
     The corporation shall keep at its principal executive office a copy of the Bylaws, as amended, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.
     SECTION 5.9. FISCAL YEAR.
     The fiscal year of the corporation shall be made by resolution of the Board of Directors.
     SECTION 5.10. AMENDMENTS.
     These Bylaws may be amended or repealed either by approval of the outstanding shares, as defined in Section 52 of the California Corporations Code, or by the approval of the Board of Directors provided, however, that a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable number of directors or vice versa, may only be adopted by approval of the outstanding shares, and provided further, that a Bylaw reducing the fixed number or the minimum or maximum number of directors shall be subject to the provisions of Section 212(a) of the California Corporations Code.
     SECTION 5.11. INDEMNIFICATION OF CORPORATE AGENTS.
     The corporation shall indemnify each of its agents against expenses, judgments, fines, settlements or other amounts, actually and reasonably incurred by such person by reason of such person having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 of the California Corporations Code, as amended from time to time, and the corporation shall advance the expenses reasonably expected to be incurred by such agent, in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of such Section. The terms “agent,” “proceeding” and “expenses” appearing in this Section 5.11 shall have the same meaning as those terms have in Section 317 of the California Corporations Code.

CERTIFICATE OF SECRETARY
     I, the undersigned, hereby certify that:
     1. I am the duly elected, acting and qualified Secretary of Reliance Steel & Aluminum Co., a California corporation (the “Corporation”);
     2. The foregoing Bylaws, as amended and restated, comprising sixteen (16) pages, constitute the Bylaws of the corporation as duly adopted at a meeting of the Board of Directors of the Corporation held October 14, 2009.
     IN WITNESS WHEREOF, I have hereunto subscribed name and affixed the seal of the Corporation this 20th day of October 2009.

Yvette M. Schiotis
Secretary

(Corporate Seal)